SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                             VEECO INSTRUMENTS INC.

             (Exact name of registrant as specified in its charter)

         DELAWARE                                          11-2989601
(State of other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                    TERMINAL DRIVE, PLAINVIEW, NEW YORK 11803
                    (Address of principal executive offices)

                             VEECO INSTRUMENTS INC.
                              AMENDED AND RESTATED
                        1992 EMPLOYEES' STOCK OPTION PLAN

                              AMENDED AND RESTATED
                             VEECO INSTRUMENTS INC.
                  1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                 EDWARD H. BRAUN
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             VEECO INSTRUMENTS INC.
                                 TERMINAL DRIVE
                            PLAINVIEW, NEW YORK 11803
                     (Name and address of agent for service)

                                 (516) 349-8300
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              RORY A. GREISS, ESQ.
                   KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
                                 425 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 836-8000

                         CALCULATION OF REGISTRATION FEE

================================================================================
                    Amount                       Proposed
                  of Shares     Proposed         Maximum
    Title of       To  Be        Maximum        Aggregate        Amount of
 Securities To   Registered  Offering Price   Offering Price   Registration
 Be Registered       (1)        Per Unit                            Fee
--------------------------------------------------------------------------------
Common  Stock,
par value $.01      766,003    31.8125(2)     $24,368,470(2)     $6,774.43
per share
--------------------------------------------------------------------------------
Common  Stock,
par value $.01      700,000     $24.00(3)     $16,800,000(3)     $4,670.40
per share
--------------------------------------------------------------------------------
Common  Stock,
par value $.01       33,997     $35.00(4)     $ 1,189,895(4)     $  330.79
per share
================================================================================

(1) This represents in the aggregate (a) an additional 1,400,000 shares of Common Stock reserved for issuance pursuant to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (the "Employees' Stock Option Plan") and (b) an additional 100,000 shares of Common Stock reserved for issuance pursuant to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (the "Directors' Stock Option Plan"). With respect to the Employees' Stock Option Plan, 276,787 shares, 250,000 shares, 300,000 shares and 600,000 shares, respectively, of Common Stock reserved for issuance pursuant thereto were previously registered pursuant to the Registrant's Registration Statement on Form S-8, File No. 33-87394, filed with the Securities and Exchange Commission (the "Commission") on December 15, 1994, the Registrant's Registration Statement on Form S-8, File No. 33-95424, filed with the Commission on August 4, 1995, the Registrant's Registration Statement on Form S-8, File No. 333-08981, filed with the Commission on July 26, 1996 and the Registrant's Registration Statement on Form S-8, File No. 333-35009, filed with the Commission on September 5, 1997. With respect to the Directors' Stock Option Plan, 65,000 shares, 25,000 shares and 25,000 shares, respectively, of Common Stock reserved for issuance pursuant thereto were previously registered pursuant to the Registrant's Registration Statement on Form S-8, File No. 33-87394, filed with the Commission on December 15, 1994, the Registrant's Registration Statement on Form S-8, File No. 333-08981, filed with the Commission on July 26, 1996 and the Registrant's Registration Statement on Form S-8, File No. 333-35009, filed with the Commission on September 5, 1997.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of Common Stock reported in the Nasdaq National Market on May 26, 1999.

(3) Determined for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the exercise price of options granted pursuant to the Employees' Stock Option Plan.

(4) Determined for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the exercise price of options granted pursuant to the Directors' Stock Option Plan.


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            The contents of Veeco Instruments Inc.'s (the "Company") (a) Registration Statement on Form S-8, File Number 33-87394, filed with the Securities and Exchange Commission (the "Commission") on December 15, 1994, (b) Registration Statement on Form S-8, File Number 33-95424, filed with the Commission on August 4, 1995, (c) Registration Statement on Form S-8, File Number 333-08981, filed with the Commission on July 26, 1996 and (d) Registration Statement on Form S-8, File Number 333-35009, filed with the Commission on September 5, 1997, are incorporated herein by reference.

ITEM 8.     EXHIBITS

Exhibit No.                         Description

5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP with respect to the legality of securities being registered (filed herewith).

10.1        Amendment, dated as of May 29, 1998, to the Veeco Instruments Inc.
            Amended and Restated 1992 Employees' Stock Option Plan (filed herewith).

10.2        Amendment, dated as of May 14, 1999 to the Veeco Instruments Inc.
            Amended and Restated 1992 Employees' Stock Option Plan (filed herewith).

10.3 Amendment, dated as of May 21, 1999 to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (filed herewith).

23.1        Consent of Ernst & Young LLP (filed herewith).

23.2 Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in Exhibit 5.1).

24 Powers of Attorney (included on the signature page of this Registration Statement).


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York on May 27, 1999.

                                          VEECO INSTRUMENTS INC.


                                          By: /s/ Edward H. Braun
                                              ----------------------------------
                                              Edward H. Braun
                                              Chairman, Chief Executive
                                              Officer and President

            POWER OF ATTORNEY. Each person whose signature appears below hereby authorizes each of Edward H. Braun and John F. Rein, Jr., as attorney-in-fact, to sign and file on his or her behalf, individually and in each capacity stated below, any post-effective amendment to this registration statement or any registration statement relating to this offering.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

                                                    Date
                                                    ----


/s/ Edward H. Braun                             May 27, 1999
-----------------------------------------
Edward H. Braun
Chairman, Chief Executive Officer,
President and Director
(principal executive officer)


/s/ John F. Rein, Jr.                           May 27, 1999
-----------------------------------------
John F. Rein, Jr.
Vice President-Finance,
Chief Financial Officer,
Secretary and Treasurer
(principal financial officer)


/s/ John P. Kiernan                             May 27, 1999
-----------------------------------------
John P. Kiernan
Vice President - Corporate Controller
(principal accounting officer)


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

/s/ Richard A. D'Amore                          May 27, 1999
-----------------------------------------
Richard A. D'Amore
Director


/s/ Joel A. Elftmann                            May 27, 1999
-----------------------------------------
Joel A. Elftmann
Director


/s/ Virgil Elings                               May 27, 1999
-----------------------------------------
Virgil Elings, Ph.D.
Director


/s/ Paul R. Low                                 May 27, 1999
-----------------------------------------
Dr. Paul R. Low
Director


/s/ Roger D. McDaniel                           May 27, 1999
-----------------------------------------
Roger D. McDaniel
Director


/s/ Walter J. Scherr                            May 27, 1999
-----------------------------------------
Walter J. Scherr
Director


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

                                  EXHIBIT INDEX


Exhibit No.                                Document

5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP with respect to the legality of securities being registered (filed herewith).

10.1        Amendment, dated as of May 29, 1998, to the Veeco Instruments Inc.
            Amended and Restated 1992 Employees' Stock Option Plan (filed herewith).

10.2        Amendment, dated as of May 14, 1999, to the Veeco Instruments Inc.
            Amended and Restated 1992 Employees' Stock Option Plan (filed herewith).

10.3 Amendment, dated as of May 21, 1999 to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (filed herewith).

23.1        Consent of Ernst & Young LLP (filed herewith).

23.2        Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP (included in
            Exhibit 5.1).

24 Powers of Attorney (included on the signature page of this Registration Statement).


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